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                                                                    EXHIBIT 21.1

Subsidiaries of the Registrant

Subsidiary/Venture                          State of Incorporation or Formation
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KPT Properties, L.P.                                      Delaware
KPT Properties Holding Corp.                              Maryland
Factory Stores Management, Inc.                           Delaware
FSA Finance, Inc.                                         Delaware
KPT Outparcels, Inc.                                      Delaware
Mobile KPT Formation, Inc.                                Delaware
Mount Pleasant KPT Formation, Inc.                        Delaware
RVA One Formation, Inc.                                North Carolina
RVA Two Formation, Inc.                                North Carolina
Square One KPT Formation, Inc.                         North Carolina
Atlantic Realty LLC                                       Delaware
Celebration KPT LLC                                       Delaware
DPKPT LLC                                                 Delaware
Dukes KPT LLC                                             Delaware
Falls Pointe KPT LLC                                      Delaware
KPT Communities LLC                                       Delaware
Las Vegas KPT LLC                                         Delaware
Millpond KPT LLC                                          Delaware
Mobile KPT LLC                                            Delaware
Mount Pleasant KPT LLC                                    Delaware
Park Place KPT LLC                                        Delaware
RVA One LLC                                               Virginia
RVA Two LLC                                               Virginia
Square One KPT LLC                                        Delaware
Sunset KPT Investment, Inc.                               Delaware
WPKPT LLC                                                 Delaware
Waverly Place KPT LLC                                     Delaware
Brunswick Commerical LLC                                  Delaware
Mercer Mill KPT LLC                                       Delaware
Sunset KPT Outparcels LLC                                 Delaware